UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2011

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53175	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Apple REIT Eight, Inc. (the “Company”) announced today that its board of directors has authorized the evaluation of a potential consolidation transaction in which the Company, Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Nine, Inc. would be combined, which consolidation transaction could also include a listing of the stock of the combined enterprise for trading on a national exchange at the time of such combination or at a future date.

The Company has not made a decision to pursue any particular transaction, and there can be no assurance that the evaluation of a potential consolidation transaction will result in such transaction being accomplished, or that the potential consolidation transaction or any other strategic alternative will be pursued. The Company has not set a timetable for completion of the evaluation process, and it does not expect to comment further unless and until its board of directors has approved a specific transaction, or it otherwise deems further disclosure is appropriate or required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

August 19, 2011